Exhibit 99.1
UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
MIDDLEBROOK PHARMACEUTICALS, INC.,[1]	)	Case No. 10-11485 (MFW)
)
Debtor.	)
)
DEBTOR’S PLAN OF LIQUIDATION
ALSTON & BIRD LLP
Matthew W. Levin
David A. Wender
Sage M. Sigler
1201 West Peachtree Street, N.E.
Atlanta, Georgia 30309-3424
Telephone: (404) 881-7940
Facsimile: (404) 881-7777
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YOUNG CONAWAY STARGATT & TAYLOR, LLP
Joel A. Waite (No. 2925)
Kenneth J. Enos (No. 4544)
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, Delaware 19801-0391
Telephone: (302) 571-6600
Facsimile: (302) 571-1253

Attorneys for the Debtor
Dated: November 4, 2010

[1]	The last four digits of the Debtor’s taxpayer identification number are 8264. The Debtor’s mailing address is 7 Village Circle, Suite 100, Westlake, Texas 76262.

ARTICLE I:	DEFINED TERMS AND RULES OF INTERPRETATION	1
1.1	Administrative Expense	1
1.2	Allowed	1
1.3	Assets	2
1.4	Ballot	2
1.5	Bankruptcy Case	2
1.6	Bankruptcy Code	2
1.7	Bankruptcy Court	2
1.8	Bankruptcy Rules	2
1.9	Business Day	2
1.10	Cash	2
1.11	Causes of Action	2
1.12	Claim	2
1.13	Class	2
1.14	Confirmation Date	2
1.15	Confirmation Hearing	2
1.16	Confirmation Order	3
1.17	Creditors’ Committee	3
1.18	Debtor	3
1.19	Disallowed	3
1.20	Disbursing Agent	3
1.21	Disclosure Statement	3
1.22	Disputed Claim	3
1.23	Distribution	3
1.24	Distribution Record Date	3
1.25	DTC	3
1.26	Effective Date	3
1.27	Equity Committee	3
1.28	Estate	3
1.29	Estate Assets	4
1.30	Exhibit	4
1.31	File, Filed or Filing	4
1.32	Final Distribution	4
1.33	Final Order	4
1.34	General Unsecured Claim	4
1.35	Governmental Unit	4
1.36	Holder	4
1.37	Impaired	4
1.38	Initial Allowed Class 3 Claim List	5
1.39	Initial Distribution Date	5
1.40	Interest	5
1.41	Interim Compensation Order	5
1.42	KCC	5
1.43	Lien	5
1.44	Liquidating Trust	5

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1.45	Liquidating Trust Agreement	5
1.46	Liquidating Trustee	5
1.47	Local Rules	5
1.48	MEIP	5
1.49	Noticing Agent Website	6
1.50	Pension and Retirement Plans	6
1.51	Person	6
1.52	Petition Date	6
1.53	Plan	6
1.54	Plan Administrator	6
1.55	Plan Administrator Agreement	6
1.56	Plan Committee	6
1.57	Plan Committee Agreement	6
1.58	Plan Documents	6
1.59	Plan Supplement	6
1.60	Plan Supplement Filing Deadline	6
1.61	Post-Effective Date Debtor	7
1.62	Priority Non-Tax Claim	7
1.63	Priority Tax Claim	7
1.64	Pro Rata	7
1.65	Record Date	7
1.66	Record Holder	7
1.67	Reinstated or Reinstatement	7
1.68	Released Parties	7
1.69	Schedules	8
1.70	Secured Claim	8
1.71	Subsequent Distribution Date	8
1.72	Unimpaired	8
ARTICLE II:	CLASSIFICATION OF CLAIMS AND INTERESTS	9
2.1	Unclassified Claims	9
2.2	Classes of Claims and Interests	10
ARTICLE III:	TREATMENT OF CLAIMS AND INTERESTS	10
3.1	Unclassified Claims	10
3.2	Classes of Claims and Interests	11
3.3	Special Provision Regarding Unimpaired Claims	12
ARTICLE IV:	ACCEPTANCE OR REJECTION OF THE PLAN	12
4.1	Acceptance by an Impaired Class	12
4.2	Presumed Acceptances or Rejections by Various Classes	12
4.3	Summary of Classes Voting on this Plan	13
4.4	Confirmation Pursuant to Section 1129(a) of the Bankruptcy Code	13
4.5	Non-Consensual Confirmation	13
ARTICLE V:	MEANS FOR IMPLEMENTATION OF THE PLAN	13
5.1	Bar Date for Administrative Expenses	13
5.2	Cancelation of Claims and Interests	13
5.3	Revesting of Estate Assets	13

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5.4	Preservation and Retention of Causes of Action, Defenses of the Debtor, and Rights to Object to Claims	14
5.5	Effective Date	14
5.6	The Plan Administrator	14
5.7	Limitations on Liability	14
5.8	Rights, Powers, and Duties of the Post-Effective Date Debtor and the Plan Administrator	14
5.9	Compensation of the Plan Administrator	16
5.10	Successor Plan Administrator	16
5.11	Continued Corporate Existence	16
5.12	Directors of the Debtor	16
5.13	Liquidating Trust Option	16
5.14	Plan Committee Option	16
ARTICLE VI:	PROVISIONS GOVERNING DISTRIBUTIONS	17
6.1	Payment of Administrative Expenses	17
6.2	Payment of Allowed Priority Tax Claims	17
6.3	Distribution to Holders of Class 1 and 2 Claims	17
6.4	Distribution to Holders of Class 3 Claims	17
6.5	Distribution to Holders of Class 4 Interests	18
6.6	Liquidating Trust Distributions	18
6.7	Final Distribution	18
6.8	Delivery of Distributions	18
6.9	Distributions by Disbursing Agent	19
6.10	Undeliverable and Unclaimed Distributions	19
6.11	Objections to Claims	19
6.12	No Distributions Pending Allowance	20
6.13	Contingent and Unliquidated Claims	20
ARTICLE VII:	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	20
7.1	Rejection of Remaining Executory Contracts	20
7.2	Rejection Claims	20
ARTICLE VIII:	CONFIRMATION AND CONSUMMATION OF THE PLAN	20
8.1	Conditions to Confirmation	20
8.2	Conditions to the Effective Date	20
8.3	Waiver of Conditions to the Effective Date	21
8.4	Effect of Nonoccurrence of Conditions to the Effective Date	21
ARTICLE IX:	EFFECT OF PLAN CONFIRMATION	21
9.1	Binding Effect	21
9.2	Exculpation	21
9.3	Injunction Related to Exculpation	22
9.4	Survival of Indemnification Obligations	22
9.5	Releases by the Debtor	22
9.6	Discharge of Claims and Termination of Interests	22
9.7	Injunction	23
9.8	Term of Bankruptcy Injunction or Stays	23

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ARTICLE X:	MISCELLANEOUS PROVISIONS	23
10.1	Retention of Jurisdiction	23
10.2	Governing Law	24
10.3	Headings	24
10.4	Time	25
10.5	Severability	25
10.6	Modification	25
10.7	Revocation	25
10.8	Plan Controls	25
10.9	Statutory Fees	25
10.10	Dissolution of the Creditors’ Committee and Equity Committee	25
10.11	Claims Agent	25
10.12	Dissolution of Post-Effective Date Debtor	26
10.13	Effectuating Documents	26
10.14	Operating Reports and U.S. Trustee Fees	26
10.15	No Effect on the MEIP	26
10.16	Final Decree	26
10.17	Post-Confirmation Notice	26
10.18	Section 1146 Exemption	26
ARTICLE XI:	FINAL FEE HEARING	27
11.1	The Professional Fee Claim Bar Date	27
11.2	Final Fee Hearing	27
ARTICLE XII:	REQUEST FOR CONFIRMATION	27
12.1	Request for Confirmation	27

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INTRODUCTION
MiddleBrook Pharmaceuticals, Inc. (the “ Debtor “), proposes the following plan of liquidation for the resolution of the outstanding claims against and interests in the Debtor. Reference is made to the Disclosure Statement (as defined herein), distributed contemporaneously herewith, for a discussion of the Debtor’s history, business, properties and operations, risk factors, a summary and analysis of this Plan (as defined herein), and certain related matters. Subject to certain restrictions and requirements set forth herein and in 11 U.S.C. § 1127 and Fed. R. Bankr. P. 3019, the Debtor reserves the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation in accordance with the terms hereof, the Confirmation Order (as defined herein), and the Bankruptcy Code (as defined herein).
ARTICLE I
DEFINED TERMS AND RULES OF INTERPRETATION
A. Defined Terms. As used herein, capitalized terms shall have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code, the Bankruptcy Rules or the Local Rules, shall have the meaning given to that term in the Bankruptcy Code, the Bankruptcy Rules or the Local Rules, as applicable.
1.1 Administrative Expense means an expense of the Debtor for costs and expenses of administration of the Bankruptcy Case (including, without limitation, expenses arising under Sections 327, 328, 330, 363, 364(c)(1), 365, 503(b), 507(a)(2) and 1114(e) of the Bankruptcy Code) including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtor’s Estate and operating the business of the Debtor; (b) all compensation for legal, financial, advisory, accounting and other services and reimbursement of expenses Allowed by the Bankruptcy Court under Sections 328, 330 or 503(b) of the Bankruptcy Code; (c) any indebtedness or obligations incurred or assumed by the Debtor, as debtor in possession, during the Bankruptcy Case; and (d) out-of-pocket expenses incurred by members of the Creditors’ Committee or Equity Committee (excluding any fees or expenses for legal or financial advisors except as otherwise provided herein). All fees and charges assessed against the Debtor’s Estate under Section 1930, Chapter 123, of Title 28 of the United States Code are excluded from the definition of Administrative Expense and shall be paid in accordance with Section 10.8 of the Plan.
1.2 Allowed means, with respect to a Claim, Administrative Expense or Interest against the Debtor, or any portion thereof, in any Class or category specified, (a) a Claim or Interest which has been listed by the Debtor in its Schedules, as may be amended by the Debtor from time to time, in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary assertion has been filed, (b) a Claim, Administrative Expense or Interest as to which no objection or request for estimation has been filed within the later of (i) sixty (60) days after the Effective Date or (ii) sixty (60) days after the filing of such Claim, Administrative Expense or Interest, subject to further extension by the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective Holder of such Claim or Interest; or (c) a Claim, Administrative Expense or Interest that is expressly allowed (i) by a Final Order, or (ii) pursuant to the terms of this Plan; provided, however, that Claims or Interests allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed” Claims or Interests hereunder.

1.3 Assets means any and all right, title, and interest of any of the Debtor in and to property of whatever type or nature.
1.4 Ballot means the forms distributed to each Holder of Impaired Claims, if any, entitled to vote on the Plan for the purposes of accepting or rejecting this Plan, as approved by the Bankruptcy Court.
1.5 Bankruptcy Case means the voluntary case commenced on April 30, 2010, by the Debtor in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code.
1.6 Bankruptcy Code means Title 11 of the United States Code, as now in effect or hereafter amended, as applicable to the Bankruptcy Case.
1.7 Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware or any other court with jurisdiction over the Bankruptcy Case.
1.8 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under Section 2075 of Title 28 of the United States Code, as now in effect or hereafter amended.
1.9 Business Day means any day other than a Saturday, a Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).
1.10 Cash means legal tender of the United States of America.
1.11 Causes of Action means all claims, rights, causes of action, defenses, demands, damages, suits or proceedings of any kind or nature, whether under contract or tort, in law or in equity or otherwise, whether known or unknown, contingent or matured, liquidated or unliquidated, and all rights and remedies with respect thereto, including causes of action arising under Chapter 5 of the Bankruptcy Code or similar state statutes, whether or not litigation has been commenced with respect to such action as of the Effective Date, that the Debtor, the Creditors’ Committee, the Equity Committee or the Estate may hold against any person or entity as of or following the Effective Date unless otherwise waived or released pursuant to this Plan.
1.12 Claim means a “claim”, as defined in Section 101(5) of the Bankruptcy Code.
1.13 Class means each category of Holders of Claims or Interests established under Article II of this Plan pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code.
1.14 Confirmation Date means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order.
1.15 Confirmation Hearing means the hearing held by the Bankruptcy Court on confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.16 Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.
1.17 Creditors’ Committee means the Official Committee of Unsecured Creditors appointed and acting in the Bankruptcy Case, including all individual members thereof, and all professionals retained by the Creditors’ Committee pursuant to an order of the Bankruptcy Court.
1.18 Debtor shall have the meaning set forth in the introduction to this Plan.
1.19 Disallowed means all or such part of a Claim, Administrative Expense or Interest that is disallowed by a Final Order of the Bankruptcy Court or other court of competent jurisdiction.
1.20 Disbursing Agent means any entity designated by the Plan Administrator as such.
1.21 Disclosure Statement means that certain disclosure statement relating to this Plan, including, without limitation, all exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.
1.22 Disputed Claim means any Claim against the Debtor, including any portion thereof (a) that is neither an Allowed Claim nor a Disallowed Claim or (b) for which a written request for payment has been made, to the extent the Debtor, the Plan Administrator or any party in interest has interposed a timely objection or request for estimation, which objection or request for estimation has not been withdrawn or determined by a Final Order. Any Class 3 Claim not listed on the Initial Allowed Class 3 Claim List shall be deemed a Disputed Claim.
1.23 Distribution means a distribution of the Debtor’s Cash to the Record Holders of Allowed Claims or Allowed Interests, as set forth in Article VI of the Plan.
1.24 Distribution Record Date means, with respect to all Classes, the Effective Date or such other date as may be designated in the Confirmation Order.
1.25 DTC means The Depository Trust Company.
1.26 Effective Date means a Business Day on or after the Confirmation Date specified by the Debtor on which (i) no stay of the Confirmation Order is in effect, and (ii) the conditions to effectiveness of this Plan specified in Article VIII hereof have been satisfied or waived in accordance with the terms hereof.
1.27 Equity Committee means the Official Committee of Equity Security Holders appointed and acting in the Bankruptcy Case, including all individual members thereof, and all professionals retained by the Equity Committee pursuant to an order of the Bankruptcy Court.
1.28 Estate means the estate created in the Bankruptcy Case for the Debtor pursuant to Section 541 of the Bankruptcy Code.

1.29 Estate Assets means all Assets of the Estate, and the proceeds thereof, including, but not limited to, the Causes of Action.
1.30 Exhibit means an exhibit to this Plan or the Disclosure Statement, filed herewith or with the Disclosure Statement.
1.31 File, Filed or Filing means file, filed or filing with the Bankruptcy Court or its authorized designee in the Bankruptcy Case.
1.32 Final Distribution means the Distribution to the Record Holders of Allowed Class 4 Interests of the Debtor’s remaining Cash, pro rata after having made any interim Distributions, and upon the completion of the liquidation of the Debtor’s Assets, including the resolution of any Causes of Action.
1.33 Final Order means an order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) entered by the clerk of the Bankruptcy Court on the docket in the Bankruptcy Case (or on the docket of any other court of competent jurisdiction), which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not cause such order not to be a Final Order.
1.34 General Unsecured Claim means any Claim against the Debtor that is not an Administrative Expense, a Priority Tax Claim, a Priority Non-Tax Claim, or a Secured Claim, but shall not include Claims that are Disallowed, subordinated, recharacterized or released, whether by operation of law or pursuant to order of the Bankruptcy Court, written release or settlement, the provisions of this Plan or otherwise.
1.35 Governmental Unit means the United States, any State thereof, including, but not limited to, the State of Texas, any commonwealth, district, territory, municipality, foreign state, department, agency or instrumentality of a State, a commonwealth, district or territory or municipality of a foreign state or other foreign or domestic government.
1.36 Holder means an entity holding a Claim or Interest as of the Distribution Record Date.
1.37 Impaired means, with respect to any Class of Claims or Interests, “impaired” within the meaning of Section 1124 of the Bankruptcy Code.

1.38 Initial Allowed Class 3 Claim List means the list to be filed by the Debtor pursuant to Section 6.4 of this Plan no later than the Effective Date, which lists all Class 3 Claims to which the Debtor has no objection as of the Effective Date.
1.39 Initial Distribution Date means a date selected by the Plan Administrator that is not earlier than the Effective Date and not later than thirty (30) days after the Effective Date.
1.40 Interest means, without limitation, any equity security in the Debtor that is of a kind specified in Section 101(16) of the Bankruptcy Code and any options, warrants, puts, calls, registration rights, subscriptions or other similar rights or other agreements, commitments, or outstanding securities obligating the Debtor to issue, transfer, purchase, redeem, register or sell any shares of capital stock or other securities, any claims arising out of any appraisal or dissenter’s rights, any claims arising from rescission of a purchase, sale or other acquisition of any common stock or other equity security (or any right, claim, or interest in and to any common stock or equity security) of the Debtor, any claims for damages or any other relief arising from any such purchase, sale, or other acquisition of such common stock or other equity security, and any claims or damages or any other relief arising from the failure to register or maintain the registration of any common stock or other equity security.
1.41 Interim Compensation Order means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professional, entered by the Bankruptcy Court on June 3, 2010.
1.42 KCC means Kurtzman Carson Consultants LLC, in its capacity as the Debtor’s claims, noticing and balloting agent.
1.43 Lien means, with respect to any interest in property, any mortgage, lien, pledge, charge, security interest, easement or encumbrance of any kind whatsoever affecting such interest in property to secure payment of a debt or performance of an obligation.
1.44 Liquidating Trust means, if the Debtor so elects, the trust established pursuant to this Plan to hold, liquidate and distribute the Estate Assets after the Effective Date.
1.45 Liquidating Trust Agreement means, if the Debtor so elects, the agreement to be executed pursuant to Section 5.6 of the Plan creating the Liquidating Trust and setting forth the rights, powers and duties of the Plan Administrator as the trustee of the Liquidating Trust.
1.46 Liquidating Trustee means the trustee of the Liquidating Trust (if the Liquidating Trust option is implemented); the initial trustee of the Liquidating Trust shall be the Plan Administrator, and in the event that the Liquidating Trust option is implemented, all references to the Plan Administrator in this Plan shall also be deemed to reference the Plan Administrator in his or her capacity as trustee of the Liquidating Trust.
1.47 Local Rules means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, as amended from time to time.
1.48 MEIP means the MiddleBrook Employee Incentive Plan, approved by the Bankruptcy Court by order entered on July 12, 2010.

1.49 Noticing Agent Website means the website located at http://www.kccllc.net/MiddleBrook.
1.50 Pension and Retirement Plans means the Debtor’s defined contribution plan, or any similar pension or retirement plan related to the employees of the Debtor.
1.51 Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in Section 101(27) of the Bankruptcy Code, or other entity.
1.52 Petition Date means April 30, 2010, the date on which the Debtor commenced the Bankruptcy Case.
1.53 Plan means this Chapter 11 plan of liquidation, including the Plan Supplement, the Exhibits, and all supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.
1.54 Plan Administrator means the person to be appointed to administer the Plan and the provisions thereof in the manner provided in the Plan, and, if implemented, shall serve as the trustee of the Liquidating Trust.
1.55 Plan Administrator Agreement means the agreement to be executed pursuant to Section 5.6 of the Plan setting forth the rights, powers and duties of the Plan Administrator to carry out the terms of the Plan and wind down the Debtor’s Estate, and, if implemented, to serve as the trustee of the Liquidating Trust.
1.56 Plan Committee means, if implemented, the committee to be appointed to oversee the Plan Administrator’s administration of the Plan, in the manner provided in the Plan or the Plan Supplement.
1.57 Plan Committee Agreement means that certain agreement by and among the Debtor and each member of the Plan Committee that shall set forth the governance of the post-confirmation actions of the Plan Administrator and the Plan Committee, if the Plan Committee option is implemented.
1.58 Plan Documents means the documents to be executed, delivered, assumed, and/or performed in conjunction with the consummation of the Plan on or about the Effective Date.
1.59 Plan Supplement means the Plan Administrator Agreement, the designation of the person to serve as the initial Plan Administrator, the Liquidating Trust Agreement (if implemented), the Plan Committee Agreement (if implemented), and the designation of the persons to serve as the initial Plan Committee members, and any other relevant documents or agreements.
1.60 Plan Supplement Filing Deadline means the date which is five (5) Business Days prior to the date set for objecting to the Plan.

1.61 Post-Effective Date Debtor means the Debtor, from and after the occurrence of the Effective Date; provided, however, that in the event that the Liquidating Trust option is implemented, all references to the Post-Effective Date Debtor shall be deemed to reference the Liquidating Trust or the Liquidating Trustee, as applicable.
1.62 Priority Non-Tax Claim means any Claim against the Debtor, other than an Administrative Expense or a Priority Tax Claim, entitled to priority in payment as specified in Section 507(a) of the Bankruptcy Code.
1.63 Priority Tax Claim means any Claim against the Debtor of a Governmental Unit of the kind entitled to priority in payment as specified in Sections 502(i) and 507(a)(8) of the Bankruptcy Code.
1.64 Pro Rata means, with respect to a Claim or Interest, that proportion that a Claim or Interest in a particular Class bears to the aggregate amount of all Claims or Interests in such Class, except in cases where Pro Rata is used in reference to multiple Classes in which case, Pro Rata means the proportion that a Claim or Interest in a particular Class bears to the aggregate amount of all Claims in such multiple Classes.
1.65 Record Date means such date as the Court designates in any Order approving voting procedures and the mailing of the Disclosure Statement and Plan to Holders of Claims and Interests.
1.66 Record Holder means the Holder of a Claim or Interest as of the Record Date.
1.67 Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Holder of such Claim so as to leave such Claim Unimpaired, or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity (to the extent such maturity has not otherwise accrued by the passage of time) of such Claim as such maturity existed before such default; (iii) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim arises from any failure to perform a nonmonetary obligation other than a default arising from failure to operate a nonresidential real property lease subject to Section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim (other than the debtor or an insider) for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Holder of such Claim. The Debtor reserves its legal, equitable and contractual rights and defenses to dispute the liability and/or the amount of any Reinstated Claim.
1.68 Released Parties means (i) the Debtor, (ii) the present and former members of the Debtor’s Board of Directors who were serving in such capacity on or after the Petition Date, (iii) the present and former officers and employees of the Debtor who were serving in such capacity on or after the Petition Date, (iv) the Creditors’ Committee and the Equity Committee and its past and present members (but only in their capacity as members of the Creditors’ Committee or the Equity Committee), and (v) any attorneys, financial advisors, investment bankers, accountants, consultants, or other professionals of the parties described in clauses (i) through (iv) hereof; provided, however, that such Released Parties shall only include those that provided services related to the Debtor, the Bankruptcy Case, the Plan, or the transactions contemplated by this Plan.

1.69 Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtor pursuant to Section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.
1.70 Secured Claim means, pursuant to Section 506 of the Bankruptcy Code, that portion of a Claim against the Debtor that is reflected in the Schedules or a proof of claim as a Secured Claim which is (a) secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of the Debtor in and to property of the Estate, to the extent of the value of the Holder’s interest in such property as of the relevant determination date or (b) Allowed as such pursuant to the terms of this Plan (subject to the occurrence of the Effective Date). The defined term Secured Claim includes any Claim against the Debtor that is subject to a permissible setoff under Section 553 of the Bankruptcy Code, to the extent of such permissible setoff.
1.71 Subsequent Distribution Date means a date selected by the Plan Administrator, in his or her discretion and in accordance with the provisions of this Plan, that is, except as set forth otherwise in Section 6.4 of this Plan, (a) with respect to Distributions to Allowed Claims, not later than sixty (60) days, and with respect to Distributions to Allowed Interests, not earlier than ninety (90) days, after the date on which the previous Distribution was made to Holders of Allowed Claims and/or Interests, and (b) on which date the Plan Administrator determines that there is at least five hundred thousand dollars ($500,000) available to distribute to Holders of Allowed Claims or sufficient Cash available to pay all Allowed Claims then extant in full, whichever is less, or at least three million dollars ($3,000,000) available to distribute to Holders of Allowed Interests or such other amount constituting a Final Distribution, whichever is less.
1.72 Unimpaired means, with respect to a Claim or Interest, that such Claim or Interest is not Impaired within the meaning of Section 1124 of the Bankruptcy Code as a result of being either (a) Reinstated or (b) paid in full and in Cash on or after the Effective Date pursuant to the terms of this Plan or any order of the Bankruptcy Court.
B. Rules of Interpretation. For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document, schedule or exhibit Filed or to be Filed means such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to this Plan; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity’s successors and assigns; (e) the words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection or clause contained in this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (g) subject to the provisions of any contract, certificates or articles of incorporation, by-laws, instruments, releases, or other agreements or documents entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code, the Bankruptcy Rules and the Local Rules; (h) the rules of construction set forth in Section 102 of the Bankruptcy Code will apply; and (i) in computing any period of time prescribed or allowed by this Plan, the provision of Bankruptcy Rule 9006(a), as then in effect, will apply.
C. Exhibits and Plan Supplement. All Exhibits and the Plan Supplement are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits or Plan Supplement shall be timely Filed in accordance with this Plan. Holders of Claims and Interests may obtain a copy of the Filed Exhibits upon written request to the Debtor. Upon their Filing, the Exhibits may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. The documents contained in the Exhibits and the Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order. The Debtor shall file the Plan Supplement by the Plan Supplement Filing Deadline.
ARTICLE II
CLASSIFICATION OF CLAIMS AND INTERESTS
All Claims and Interests, except Administrative Expenses and Priority Tax Claims, are placed in the Classes set forth below. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Expenses and Priority Tax Claims, as described below, have not been classified.
A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest qualifies within the description of such Class and is in a different Class to the extent that it qualifies within the description of such different Class, but the same portion of a Claim may not be in more than one Class. A Claim or Interest is also placed in a particular Class for all purposes, including voting, confirmation and Distribution under this Plan and under Sections 1122 and 1123(a)(1) of the Bankruptcy Code. However, a Claim or Interest is placed in a particular Class for the purpose of receiving Distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date.
2.1 Unclassified Claims. The following Claims are Unimpaired under this Plan.
(a)	Administrative Expenses.
(b)	Priority Tax Claims.

2.2 Classes of Claims and Interests.
(a)
Class 1: Priority Non-Tax Claims. Class 1 consists of all Priority Non-Tax Claims against the Debtor. Claims in Class 1 are Unimpaired. Holders of Claims in Class 1 will be deemed to accept the Plan and are not entitled to vote to accept or reject the Plan.

(b)
Class 2: Secured Claims. Class 2 consists of all Secured Claims against the Debtor. Claims in Class 2 are Unimpaired. Holders of Claims in Class 2 will be deemed to accept the Plan and are not entitled to vote to accept or reject the Plan.

(c)
Class 3: General Unsecured Claims. Class 3 consists of all General Unsecured Claims against the Debtor. Claims in Class 3 are Unimpaired. Holders of Claims in Class 3 will be deemed to accept the Plan and are not entitled to vote to accept or reject the Plan.

(d)
Class 4: Interests. Class 4 consists of all Interests and all Claims arising out of or relating thereto. Interests in Class 4 are either Unimpaired, and therefore deemed to accept the Plan, or are Impaired and shall be deemed to reject the Plan. Accordingly, holders of Interests in Class 4 are not entitled to vote to accept or reject the Plan.

ARTICLE III
TREATMENT OF CLAIMS AND INTERESTS
3.1 Unclassified Claims.
(a)
Administrative Expenses. Unless otherwise agreed by the Holder of an Administrative Expense, in full satisfaction, settlement, release, and discharge of and in exchange for each Administrative Expense, each Holder of an Allowed Administrative Expense will receive payment in full and in Cash of any unpaid portion of such Allowed Administrative Expense as follows:

(i)
in the case of professional advisors, subject to the provisions of Sections 328, 330, 331 and 503(b) of the Bankruptcy Code, the Interim Compensation Order and Article XI of this Plan, as soon as practicable after final Bankruptcy Court approval thereof; and

(ii)
with respect to each other Allowed Administrative Expense, on the later of (x) the date on which such claims become due in the ordinary course of business and in accordance with the terms and conditions of the particular agreements governing such obligations, and (y) on or as shortly after the Effective Date as is practicable; or (z) such other date as may be agreed upon between the Holder of such Administrative Expense and the Debtor or the Plan Administrator, or as provided for in a Final Order.

(b)
Priority Tax Claims. Unless otherwise agreed by the Holder of a Priority Tax Claim, in full satisfaction, settlement, release, and discharge of and in exchange for each Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement and release of and in exchange for such Priority Tax Claim, at the election of the Plan Administrator: (x) Cash equal to the amount of such Priority Tax Claim on or as shortly after the Effective Date as is practicable; (y) such other treatment as to which the Debtor or the Plan Administrator and the Holder of such Priority Tax Claim shall have agreed upon in writing; or (z) such other treatment as will cause such Claims not to be Impaired, including, but not limited to, payment as set forth in Section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that any Priority Tax Claim not due and owing on the Effective Date will be paid when such Claim becomes due and owing.

3.2 Classes of Claims and Interests. Unless the Holder of a Claim or Interest and the Debtor or the Plan Administrator agree to a different treatment, each Holder of a Claim or Interest shall receive as follows:
(a)
Class 1: Priority Non-Tax Claims. In full satisfaction, settlement, release, and discharge of and in exchange for each Priority Non-Tax Claim, in the ordinary course of business as such claims become due, or, if due now, on or as shortly after the Effective Date as is practicable, each Holder of an Allowed Priority Non-Tax Claim as of the Distribution Record Date shall receive in full satisfaction, settlement and release of and in exchange for such Priority Non-Tax Claim, at the election of the Debtor or the Plan Administrator: (i) Cash equal to the amount of such Priority Non-Tax Claim; (ii) such other treatment as to which the Debtor or the Plan Administrator and the Holder of such Priority Non-Tax Claim shall have agreed upon in writing; or (iii) such other treatment as will cause such Claims not to be Impaired; provided, however, that any Priority Non-Tax Claim not due and owing on the Effective Date will be paid when such Claim becomes due and owing.

(b)
Class 2: Secured Claims. In full satisfaction, settlement, release, and discharge of and in exchange for each Secured Claim, if any, each Holder of an Allowed Secured Claim as of the Distribution Record Date, if any, shall, at the election of the Debtor or the Plan Administrator, have its Claim Reinstated or satisfied in Cash, in full, on the Effective Date.

(c)
Class 3: General Unsecured Claims. In full satisfaction, settlement, release, and discharge of and in exchange for each General Unsecured Claim, each Holder of an Allowed General Unsecured Claim as of the Distribution Record Date shall receive one hundred percent (100%) of such Allowed General Unsecured Claim, plus such interest as may be legally allowable on such Claim at the non-default contractual rate, or, if no contractual rate is stated, then at the federal judgment rate then prevailing, accruing from the Petition Date to the Effective Date, in Cash (to the extent unpaid prior to the Effective Date). Notwithstanding any provision in the Plan to the contrary, to the extent and only to the extent a General Unsecured Claim is subordinated under applicable law, including but not limited to, Sections 510(a), (b) or (c) of the Bankruptcy Code or recharacterized under applicable law, including but not limited to, Section 105 of the Bankruptcy Code, any distributions on account of such General Unsecured Claim shall be made as provided in the Bankruptcy Court order regarding such Claim.

(d)
Class 4: Interests. Upon any Distribution or Subsequent Distribution Date and subject to and upon the payment in full (or the establishment of appropriate reserves for payment in full) of all Allowed Claims then existing, plus such interest provided for in this Plan, and after making appropriate reserves for Disputed Claims as set forth in Article VI of the Plan, as well as for ongoing expenses of administration of the Estate, in full satisfaction, settlement, release, and discharge of and in exchange for each Interest, each Holder of an Allowed Interest as of the Distribution Record Date shall receive a Pro Rata share of the remaining Cash in the Estate, if any.

3.3 Special Provision Regarding Unimpaired Claims. Except as otherwise explicitly provided in this Plan, nothing shall affect, diminish or impair the Debtor’s rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, legal and equitable defenses to setoffs or recoupment against Unimpaired Claims, or recharacterization of Unimpaired Claims.
ARTICLE IV
ACCEPTANCE OR REJECTION OF THE PLAN
4.1 Acceptance by an Impaired Class. In accordance with Section 1126(c) of the Bankruptcy Code and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Plan if this Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Claims of such Class that have timely and properly voted to accept or reject this Plan. Unless the Bankruptcy Court determines otherwise, there are no Impaired Classes.
4.2 Presumed Acceptances or Rejections by Various Classes. Classes 1, 2 and 3 are Unimpaired by this Plan. Under Section 1126(f) of the Bankruptcy Code, Holders of such Claims are conclusively presumed to accept this Plan, and thus the votes of the Holders of such Claims will not be solicited. Class 4 is either Unimpaired by this Plan (in the event that such Class receives a Distribution of the residual Cash in the Estate), or Class 4 is Impaired by this Plan (in the event that the Bankruptcy Court so determines). Therefore, either (a) under Section 1126(f) of the Bankruptcy Code, Holders of such Interests are conclusively presumed to accept this Plan, or (b) under Section 1126(g) of the Bankruptcy Code, Holders of such Interests are deemed to reject this Plan. Accordingly, the votes of the Holders of such Interests will not be solicited.

4.3 Summary of Classes Voting on this Plan. As a result of the provisions of Sections 3.1 and 3.2 of this Plan, and unless the Bankruptcy Court determines otherwise, no votes of Holders of Claims or Interests shall be solicited with respect to this Plan.
4.4 Confirmation Pursuant to Section 1129(a) of the Bankruptcy Code. If all Classes have either accepted the Plan, been deemed to have accepted the Plan or are not entitled to vote, the Debtor shall request the Bankruptcy Court to confirm the Plan under Section 1129(a) of the Bankruptcy Code.
4.5 Non-Consensual Confirmation. In the event that it is determined that one or more Impaired Classes of Claims or Interests exist, and if any Impaired Class fails to accept this Plan by the requisite statutory majorities, the Debtor reserves the right (i) to confirm this Plan by a “cram-down” of such non-accepting Class pursuant to Section 1129(b) of the Bankruptcy Code and (ii) to propose any modifications to this Plan and to confirm this Plan as modified, without re-solicitation, to the extent permitted by the Bankruptcy Code.
ARTICLE V
MEANS FOR IMPLEMENTATION OF THE PLAN
5.1 Bar Date for Administrative Expenses. Except as may otherwise be provided by separate order of the Bankruptcy Court, and other than professional fee claims, any Holder of an Administrative Expense that has not been paid, released, or otherwise settled prior to the Effective Date, must file any request for payment of the Administrative Expense on or before the date that is thirty (30) days after the Effective Date. Any request for payment of an Administrative Expense that is not timely filed as set forth herein will be forever barred and Disallowed by operation of confirmation of this Plan and without the need for any party to file any objection or other pleading, and Holders of such Administrative Expenses shall be prohibited from asserting such Administrative Expenses in any manner against the Debtor, the Post-Effective Date Debtor, the Liquidating Trust, or the Plan Administrator.
5.2 Cancelation of Claims and Interests. Except as otherwise set forth in this Plan, and except for purposes of evidencing a right to a Distribution, on the Effective Date, (a) all agreements and other documents evidencing the Claims or rights of any Holders of such Claims against the Debtor, including, but not limited to, all contracts, notes, guarantees, and mortgages, and (b) all Interests, shall be canceled. Thereafter, one share of stock in the Debtor shall be issued to the Plan Administrator.
5.3 Revesting of Estate Assets. Notwithstanding Section 1141(b) of the Bankruptcy Code, except as otherwise provided for in this Plan, the Estate Assets, including Causes of Action, shall not revest in the Debtor or the Post-Effective Date Debtor, but shall remain property of the Estate subject to the jurisdiction of the Bankruptcy Court, or, if the Liquidating Trust option is implemented, such Estate Assets shall be transferred to the Liquidating Trust, but in either case under the exclusive control of the Plan Administrator, until liquidated and distributed to Holders of Allowed Claims and Interests in accordance with the provisions of this Plan and the Confirmation Order.

5.4 Preservation and Retention of Causes of Action, Defenses of the Debtor, and Rights to Object to Claims. Confirmation of this Plan will have no impact upon, and will not render res judicata any: (i) Causes of Action other than those Causes of Action released under this Plan or the Confirmation Order, (ii) any defenses the Debtor may have (including rights of setoff) in any action brought against it; or (iii) any party’s right to object to any Claim against the Debtor, subject to any limitation expressly set forth in this Plan.
5.5 Effective Date. The Plan shall become effective on the date which is the first Business Day on which each condition set forth in Article VIII of the Plan has been satisfied or waived as set forth therein.
5.6 The Plan Administrator. Prior to the Confirmation Date, the Debtor, in consultation with the Creditors’ Committee and the Equity Committee, will designate a person or entity to serve as the Plan Administrator. The Plan Administrator will be appointed on the Effective Date pursuant to the terms of the Plan, and will enter into the Plan Administrator Agreement in a form reasonably acceptable to the Debtor, after consultation with the Creditors’ Committee and the Equity Committee, and, if such option is implemented, shall enter into the Liquidating Trust Agreement in a form reasonably acceptable to the Debtor, after consultation with the Creditors’ Committee and the Equity Committee. Subject to the terms of the Plan Administrator Agreement and, if implemented, the Liquidating Trust Agreement, the Plan Administrator shall obtain a bond or other insurance, to be paid from the Estate Assets, for the Plan Administrator, or any employees, agents, representatives, or independent contractors employed by the Plan Administrator or the Post-Effective Date Debtor, including, without limitation, any tail coverage or other similar coverage.
5.7. Limitations on Liability. The Plan Administrator will not incur liability to any person by reason of discharge of the Plan Administrator’s duties as set forth in this Plan and in the Plan Administrator Agreement and, if implemented, the Liquidating Trust Agreement, except in the event of gross negligence, willful misconduct or intentional fraud by the Plan Administrator.
5.8 Rights, Powers, and Duties of the Post-Effective Date Debtor and the Plan Administrator. The Post-Effective Date Debtor will retain and have all of the rights, powers, and duties necessary to carry out its responsibilities under this Plan, under the exclusive control and direction of the Plan Administrator. Additionally, the Plan Administrator may bring or otherwise pursue all claims and Causes of Action on behalf of the Debtor, the Post-Effective Date Debtor, the Estate and, if implemented, the Liquidating Trust, that could otherwise be brought by a trustee or an examiner appointed under the Bankruptcy Code, that are not otherwise released by this Plan or the Confirmation Order. Without limiting the generality of the foregoing, and except as otherwise set forth in this Article V, the Plan Administrator’s rights, powers, and duties include, but are not limited to:

(a)	liquidation of the Estate Assets, including Causes of Action, and any assets of the Post-Effective Date Debtor and, if implemented, the Liquidating Trust;

(b)	investment of Cash of the Estate and, if implemented, the Liquidating Trust, in various reserve accounts and maintenance of the same;

(c)	calculating and paying Distributions in accordance with the terms of this Plan or as otherwise ordered by the Bankruptcy Court to Holders of Allowed Claims and Interests;

(d)	employing, supervising, and compensating professionals retained to represent the interests of the Post-Effective Date Debtor and, if implemented, the Liquidating Trust;

(e)	making and filing tax returns for the Post-Effective Date Debtor and, if implemented, the Liquidating Trust, as may be required;

(f)
subject to the terms of this Plan, objecting to or seeking the subordination or recharacterization of Claims filed against the Debtor or the Estate or as set forth in the Schedules, except for Claims that have been previously Allowed by Final Order or pursuant to Section 6.4 of the Plan;

(g)	seeking the estimation of contingent or unliquidated Claims filed against the Debtor, the Post-Effective Date Debtor, or the Estate pursuant to Section 502(c) of the Bankruptcy Code;

(h)	seeking determination of tax liability for the Debtor the Post-Effective Date Debtor or, if implemented, the Liquidating Trust, under Section 505 of the Bankruptcy Code;

(i)	filing, prosecuting, settling or otherwise resolving the remaining Causes of Action on behalf of the Debtor, the Post-Effective Date Debtor or, if implemented, the Liquidating Trust;

(j)	seeking permission to destroy the Debtor’s books and records and/or abandonment of any remaining assets that have de minimis value to the Estate;

(k)	closing the Bankruptcy Case;

(l)	dissolving and winding up the Debtor or the Post-Effective Date Debtor, as applicable;

(m)	exercising all powers and rights, and taking all actions contemplated by or provided for in this Plan.

5.9 Compensation of the Plan Administrator. The Plan Administrator and its professionals will be compensated from the Estate Assets subject to the terms of the Plan Administrator Agreement, as approved by the Bankruptcy Court.
5.10 Successor Plan Administrator. Should the Plan Administrator initially appointed pursuant to the terms of the Plan become unable or unwilling to continue in such role, then, if the Plan Committee option has been implemented, the Plan Committee shall select a successor. If the Plan Committee option has not been implemented, then any party in interest may notify the U.S. Trustee’s Office, and the U.S. Trustee shall select a successor, subject to approval of the Bankruptcy Court. Alternatively, any party in interest may move the Bankruptcy Court to appoint a successor. Once approved by the Bankruptcy Court, such successor shall become the Plan Administrator for all purposes, and shall have all the rights and powers of the Plan Administrator as set forth in this Plan.
5.11 Continued Corporate Existence. Except in the event that the Liquidating Trust option is implemented, the Debtor shall continue in existence as the Post-Effective Date Debtor pursuant to the terms of its certificate of incorporation, by-laws, and other corporate governance documents, as the same were in effect prior to the Effective Date, except that on or as soon as practicable after the Effective Date, the certificate of incorporation of the Post-Effective Date Debtor will be restated to, among other things, (i) authorize the issuance of one share of new common stock, $0.01 par value per share to be held by the Plan Administrator in accordance with the terms of this Plan, (ii) prohibit the issuance of non-voting equity securities, and (iii) limit the activities of the Post-Effective Date Debtor to matters related to the implementation of this Plan and to matters reasonably incidental thereto. If the Liquidating Trust option is implemented, then the Estate Assets shall be transferred to the Liquidating Trust as set forth in Section 5.3 of this Plan and the Debtor shall dissolve or otherwise terminate its existence following the Effective Date.
5.12 Directors of the Debtor. On the Effective Date, the Plan Administrator will succeed to all of the rights and powers of the directors of the Debtor and such directors will be deemed to have resigned on the Effective Date.
5.13 Liquidating Trust Option. The Debtor, in consultation with the Creditors’ Committee and the Equity Committee, may elect to create the Liquidating Trust to hold, liquidate, and distribute the Estate Assets. In such event, the Plan Administrator shall also serve as the Liquidating Trustee pursuant to the terms of the Liquidating Trust Agreement. If such option is elected, the Debtor shall so specify in the Plan Supplement.
5.14 Plan Committee Option. The Debtor, in consultation with the Creditors’ Committee and the Equity Committee, may elect to implement the Plan Committee to oversee the Plan Administrator in the performance of his or her duties. If such option is elected, the Debtor shall so specify in the Plan Supplement. In such event, the Plan Committee will be appointed on the Effective Date and shall consist of (i) one member designated by the Debtor; and (ii) one member designated by the Equity Committee representing the Holders of Interests; and (iii) one member designated by the Creditors’ Committee, except that the member designated by the Creditors’ Committee may not be a creditor holding a Disputed Claim. Each member selected to serve on the Plan Committee shall be a business person, not an attorney or other retained professional. The members of the Plan Committee shall serve without compensation for their performance of services as members of the Plan Committee. The Plan Committee shall be governed by the Plan Committee Agreement. The Plan Committee’s rights, powers and duties are limited to those set forth in the Plan Committee Agreement.

ARTICLE VI
PROVISIONS GOVERNING DISTRIBUTIONS
6.1 Payment of Administrative Expenses. The Plan Administrator shall pay Allowed Administrative Expenses in full, without interest, in Cash, on or as soon as practicable after the later of (a) the date on which such Allowed Administrative Expense becomes due in the ordinary course of business and in accordance with the terms and conditions of the particular agreement(s) governing such obligation, (b) the Effective Date, or (c) the date that is ten (10) Business Days after the Administrative Expense becomes an Allowed Administrative Expense; or (d) at such other time and in such other manner as may be agreed upon in writing between the Holder of the Allowed Administrative Expense and the Plan Administrator.
6.2 Payment of Allowed Priority Tax Claims. The Plan Administrator shall pay Allowed Priority Tax Claims in full, in Cash, on or as soon as practicable after the later of (a) the Effective Date, (b) the date that is ten (10) Business Days after the Claim becomes an Allowed Priority Tax Claim, or (c) such other payment schedule as will cause such Claim not to be Impaired, including, but not limited to, payment as set forth in Section 1129(a)(9)(C) of the Bankruptcy Code; or (d) at such other time and in such other manner as may be agreed upon in writing between the Holder of the Allowed Priority Tax Claim and the Plan Administrator; provided, however, that any Priority Tax Claim not due and owing on the Effective Date will be paid when such Claim becomes due and owing.
6.3 Distribution to Holders of Class 1 and 2 Claims. The Plan Administrator shall pay Allowed Class 1 and Allowed Class 2 Claims (unless any such Allowed Class 2 Claim is Reinstated) in full, without interest, in Cash, on or as soon as practicable after the later of (a) the date on which such Allowed Claim becomes due in the ordinary course of business and in accordance with the terms and conditions of the particular agreement(s) governing such obligation, (b) the Effective Date, or (c) the date that is ten (10) Business Days after the Claim becomes an Allowed Claim; or (d) at such other time and in such other manner as may be agreed upon in writing between the Holder of the Allowed Claim and the Plan Administrator.
6.4 Distribution to Holders of Class 3 Claims. On or by the Effective Date, the Debtor shall file the Initial Allowed Class 3 Claim List. If no objection is filed to any Claim listed on the Initial Allowed Class 3 Claim List within twenty (20) days after the Effective Date, such Claim shall be conclusively deemed Allowed without any further action of the Debtor, the Plan Administrator, the Court, or any party. On or by the Initial Distribution Date, the Plan Administrator shall make a Distribution to each Holder of an Allowed Class 3 Claim listed on the Initial Allowed Class 3 Claim List to which no objection has been filed by distributing Cash to each such Holder of such Allowed Class 3 Claim as of the Distribution Record Date, sufficient to pay such Holder’s Allowed Class 3 Claim in full pursuant to and in accordance with the terms of Section 3.2(c) of this Plan. Thereafter, no later than ten (10) Business Days after the date on which any other Class 3 Claim becomes an Allowed Class 3 Claim, the Plan Administrator shall make a Distribution to the Holder of such Allowed Class 3 Claim by distributing Cash to the Holder of such Allowed Class 3 Claim as of the Distribution Record Date, sufficient to pay such Holder’s Allowed Class 3 Claim in full pursuant to and in accordance with the terms of Section 3.2(c) of this Plan.

6.5 Distribution to Holders of Class 4 Interests. The Plan Administrator shall make one or more Distributions to Holders of Allowed Interests as of the Distribution Record Date, pursuant to and in accordance with the terms of Section 3.2(d) of this Plan. The Plan Administrator may make interim Distributions to Holders of Allowed Interests at his or her discretion, but shall make a Distribution to Holders of Allowed Interests any time the balance of Cash available for Distribution exceeds three million dollars ($3,000,000) and if the other provisions of this Plan are satisfied. If a Distribution to a Holder of an Allowed Class 4 Interest would be less than $100, such Distribution shall be held until the Final Distribution. Notwithstanding anything to the contrary, prior to making any Distributions to Holders of Interests, the Plan Administrator shall first reserve for amounts due under, or which may be due under, the MEIP.
6.6 Liquidating Trust Distributions. In the event that the Liquidating Trust option is elected, the Plan Administrator or the Disbursing Agent, on behalf of the Liquidating Trust and in accordance with the Liquidating Trust Agreement, shall make Distributions to Holders of Allowed Claims and Interests in the same manner and priority as would be required under this Plan if the Liquidating Trust option had not been implemented.
6.7 Final Distribution. Upon the completion of the liquidation of the Debtor’s, the Post-Effective Date Debtor’s and the Estate’s assets, including the resolution of any Causes of Action, and resolution of all objections to Claims, the Plan Administrator shall make the Final Distribution by distributing the Cash remaining in the Estate Pro Rata to the Holders of Allowed Class 4 Interests (but only after all Allowed Claims have been paid in full pursuant to the terms of this Plan) as of the Distribution Record Date. If the Final Distribution to a Holder of an Allowed Class 4 Interest would be less than $10.00, no Distribution to such Holder shall be made. If after making the Final Distribution, and after payment of all fees and expenses, including all outstanding U.S. Trustee fees, the Estate has any remaining Cash, and the amount of such Cash is less than $50,000, such Cash shall be donated to a charity of the Plan Administrator’s choosing.
6.8 Delivery of Distributions. The Distributions shall be made to Holders of Allowed Claims and Allowed Interests as of the Distribution Record Date: (i) at the address set forth on the proof of claim Filed by a Holder of an Allowed Claim or the address of record for the Holder of an Allowed Interest, (ii) at the address set forth in any written notices of address change Filed by such Holder, (iii) at the addresses reflected in the Schedules if neither a proof of claim or interest nor a written notice of address change has been Filed, or (iv) if the Holder’s address is not listed in the Schedules, at the last known address of such Holder according to the Debtor’s books and records.

6.9 Distributions by Disbursing Agent. Other than as specifically set forth in this Plan, the Disbursing Agent, if appointed, shall make all Distributions required to be made under this Plan.
6.10 Undeliverable and Unclaimed Distributions.
(a)
Holding and Investment of Undeliverable and Unclaimed Distributions. If the Distribution to any Holder of a Claim or Interest is returned to the Post-Effective Date Debtor, the Plan Administrator or the Disbursing Agent as undeliverable or is otherwise unclaimed, no further Distributions shall be made to such Holder unless and until the Plan Administrator or the Disbursing Agent is notified in writing of such Holder’s then current address.

(b)
Failure to Claim Undeliverable Distributions. Any Holder of a Claim or Interest that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed Distribution within one (1) year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed Distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed Distribution against the Debtor, the Post-Effective Date Debtor, or the Estate or their property. In such cases, any Cash for Distribution on account of such claims for undeliverable or unclaimed Distributions shall become the property of the Estate free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Nothing contained in this Plan shall require any Disbursing Agent to attempt to locate any Holder of an Allowed Claim.

6.11 Objections to Claims. Except as provided in this Plan, any objection to the allowance of a Claim must be Filed within sixty (60) days after the Effective Date (or, within sixty (60) days after the Filing of such Claim, whichever is later). The Bankruptcy Court may extend such deadline upon motion for good cause shown. Any objection not filed by such deadline shall be deemed waived, and the Claim shall be an Allowed Claim in the amount set forth on the proof of claim Filed by the Holder of such Claim.
Notwithstanding anything to the contrary in the Plan, and subject to Section 6.12 of this Plan, the Plan Administrator shall maintain Cash in an amount equal to the face amount of the Disputed Claims, plus interest thereon, if applicable, as set forth in Section 3.2(c) of this Plan, in a reserve account until the Disputed Claims become Allowed or Disallowed in full or in part, either by (i) agreement between counsel to the Debtor or the Plan Administrator and the Holder of the Disputed Claim or (ii) by Final Order. Notwithstanding the foregoing, with respect to a Claim for indemnity by the Debtor’s current or former directors or officers, the Plan Administrator shall maintain Cash in a reserve account on account of such Claims only in an amount equal to the aggregate deductible payment(s) for the Debtor’s applicable insurance policies.

6.12 No Distributions Pending Allowance. Notwithstanding any other provision in this Plan, no payments or Distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order and the Disputed Claim, or some portion thereof, has become an Allowed Claim.
6.13 Contingent and Unliquidated Claims. As soon as is practicable, the Plan Administrator shall take action seeking the estimation for purposes of distribution of contingent or unliquidated Claims filed against the Debtor, the Post-Effective Date Debtor, or the Estate pursuant to Section 502(c) of the Bankruptcy Code. Upon determination of the estimated amount of such contingent or unliquidated claim, the Plan Administrator shall maintain Cash in an amount equal to the amount of such estimated claim in a reserve account until such claims are resolved in full or in part, either by (i) agreement between counsel to the Debtor or the Plan Administrator and the Holder of the Claim or (ii) by Final Order. Notwithstanding the foregoing, with respect to a Claim for indemnity by the Debtor’s current or former directors or officers, the Plan Administrator shall maintain Cash in a reserve account on account of such Claims only in an amount equal to the aggregate deductible payment(s) for the Debtor’s applicable insurance policies.
ARTICLE VII
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
7.1 Rejection of Remaining Executory Contracts. All executory contracts and unexpired leases of the Debtor which are not assumed and assigned, or rejected, prior to the Confirmation Date shall be deemed rejected, effective as of the Confirmation Date.
7.2 Rejection Claims. Any party asserting a Claim for monetary damages as a result of the rejection of an executory contract or unexpired lease pursuant to Section 7.1 of this Plan shall submit a proof of claim substantially in the form of Official Form 10 with KCC, and serve it upon Debtor’s counsel and the Plan Administrator within thirty (30) days following the Confirmation Date. If no rejection claim is filed by a party on account of the rejection of an executory contract or unexpired Lease pursuant to this Section 7.2 of the Plan, such Claim, if any, shall be forever disallowed and barred.
ARTICLE VIII
CONFIRMATION AND CONSUMMATION OF THE PLAN
8.1 Conditions to Confirmation. The following shall be the only condition to confirmation: the Confirmation Order is entered by the Bankruptcy Court and is in form and substance reasonably satisfactory to the Debtor.
8.2 Conditions to the Effective Date. The Effective Date shall not occur and the Plan shall not be consummated unless and until each of the following conditions has been satisfied or duly waived pursuant to Section 8.3 of the Plan: (i) the Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably satisfactory to the Debtor, (ii) the Plan Administrator shall have been duly appointed and approved by the Bankruptcy Court, and entered into the Plan Administrator Agreement, (iii) all other actions, documents, and agreements reasonably determined by the Debtor to be necessary to implement the Plan shall have been effected or executed, and (iv) the Confirmation Order shall have become a Final Order.

8.3 Waiver of Conditions to the Effective Date. The conditions to the Effective Date set forth in Section 8.2 of the Plan may be waived in whole or part in writing by the Debtor at any time without further Order.
8.4 Effect of Nonoccurrence of Conditions to the Effective Date. If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Sections 8.2 and 8.3 of the Plan, then upon motion by the Debtor made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 8.4 of the Plan, (i) the Plan shall be null and void in all respects; and (ii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims by or against, or any Interest in, the Debtor or (b) prejudice in any manner the rights of the Debtor or any other party in interest.
ARTICLE IX
EFFECT OF PLAN CONFIRMATION
9.1 Binding Effect. Except as otherwise provided in Section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of this Plan shall bind any Holder of a Claim against, or Interest in, the Debtor and such Holder’s respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under this Plan and whether or not such Holder has accepted this Plan.
9.2 Exculpation. From and after the Effective Date, the Released Parties shall neither have nor incur any liability to, or be subject to any right of action by, any Holder of a Claim or Interest, or any other party in interest, or any of their respective employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Bankruptcy Case, formulating, negotiating or implementing this Plan, the solicitation of acceptances of this Plan, the pursuit of approval of the Disclosure Statement and confirmation of this Plan, the confirmation of this Plan, the Plan Documents, the consummation of this Plan or the administration of this Plan or the property to be distributed under this Plan; provided, however, that the foregoing provision shall not apply to an act or omission that is determined by a Final Order of the Bankruptcy Court to have constituted willful misconduct or gross negligence. Any of the Released Parties shall be entitled to rely, in all respects, upon the advice of counsel with respect to their duties and responsibilities under the Plan.

9.3 Injunction Related to Exculpation. All Persons that have held, hold or may hold any claims exculpated pursuant to Section 9.2 will be permanently enjoined from taking any of the following actions against any Released Party or its property on account of such exculpated liabilities: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien; (iv) except as provided herein, asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due a Released Party; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan.
9.4 Survival of Indemnification Obligations. Except as set forth in this Plan or in the Confirmation Order, the obligations of the Debtor to indemnify any past and present directors, officers, agents, employees and representatives, pursuant to certificates or articles of incorporation, by-laws, contracts and/or applicable statutes, in respect of all actions, suits and proceedings against any of such officers, directors, agents, employees, and representatives, shall not be discharged or Impaired by, and shall survive, confirmation or consummation of this Plan. To the extent not already obtained, the Debtor shall purchase and maintain a tail policy for the director and officer insurance providing coverage for directors and officers for a period of six (6) years after the Effective Date insuring such parties in respect of any claims, demands, suits, causes of action, or proceedings against such directors and officers based upon any act or omission related to such directors’ and officers’ service with, for, or on behalf of the Debtor in at least the amount and scope as currently maintained by the Debtor.
9.5 Releases by the Debtor. As of the Effective Date, the Debtor shall be deemed to have forever released, waived and discharged all claims, demands, debts, rights, causes of action or liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise against any of the Released Parties, that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to any of the Debtor, the Bankruptcy Case, this Plan or the Disclosure Statement; provided, that, nothing herein shall release any of such parties from their obligations under the Plan or the Plan Administrator Agreement or, if implemented, the Liquidating Trust Agreement, and provided further that nothing herein shall release any claim related to an act or omission that is determined by a Final Order to have constituted willful misconduct or gross negligence.

9.6 Discharge of Claims and Termination of Interests. Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims and Interests of any nature whatsoever against the Debtor or its Estate, assets, properties or interest in property, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests. Upon the Effective Date, the Debtor shall be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Interests, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code, and the Interests.
9.7 Injunction. Except as otherwise provided in this Plan or the Confirmation Order, from and after the Effective Date all Persons who have held, hold or may hold Claims against or Interests in the Debtor, are (i) permanently enjoined from taking any of the following actions against the Estate or its property, on account of any such Claims or Interests and (ii) permanently enjoined from taking any of the following actions against any of the Debtor, the Post-Effective Date Debtor, Liquidating Trust, the Plan Administrator or their property on account of such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action, or other proceeding; (B) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; (D) asserting any right of setoff, subrogation or recoupment of any kind and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan.
9.8 Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Bankruptcy Case under Section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.
ARTICLE X
MISCELLANEOUS PROVISIONS
10.1 Retention of Jurisdiction. Following the Confirmation Date and the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over the Bankruptcy Case and the provisions of this Plan and the Confirmation Order, to the fullest extent permitted by law, including, among other things, jurisdiction to:
(a)	hear and determine motions, applications, adversary proceedings, and contested matters pending before or commenced after the Effective Date;

(b)
hear and determine objections (whether filed before or after the Effective Date) to, or requests for estimation of any Claim, and to enter any order requiring the filing of Proof of any Claim before a particular date;

(c)	estimate any Claim at any time, including, without limitation, during litigation concerning any objection to such Claim, including any pending appeal;

(d)	ensure that Distributions to holders of Allowed Claims and Interests are accomplished as provided in this Plan;

(e)	enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(f)
issue or construe such orders or take any action as may be necessary for the implementation, execution, enforcement and consummation of this Plan and the Confirmation Order, and hear and determine disputes arising in connection with the foregoing;

(g)
hear and determine any applications to modify this Plan, to cure any defect or omission or to reconcile any inconsistency in this Plan, the Disclosure Statement or in any order of the Bankruptcy Court including, without limitation, the Confirmation Order;

(h)	hear and determine all applications for Professional Fees;

(i)
hear and determine other issues presented or arising under this Plan, including disputes among holders of Claims and arising under agreements, and the documents or instruments executed in connection with this Plan;

(j)
hear and determine any action concerning the recovery and liquidation of Estate Assets, wherever located, including without limitation, litigation to liquidate and recover Estate Assets that consist of, among other things, the Causes of Action, or other actions seeking relief of any sort with respect to issues relating to or affecting Estate Assets;

(k)
hear and determine any action concerning the determination of taxes, tax refunds, tax attributes, and tax benefits and similar or related matters with respect to the Debtor or the Estate including, without limitation, matters concerning federal, state and local taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(l)	hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code; and

(m)	enter the Final Decree.
10.2 Governing Law. Except as mandated by the Bankruptcy Code, the Bankruptcy Rules or the Local Rules, as applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware.
10.3 Headings. The headings of articles, paragraphs, and subparagraphs of the Plan are inserted for convenience only and shall not affect the interpretation of any provision of the Plan.

10.4 Time. Whenever the time for the occurrence or happening of an event as set forth in this Plan falls on a day that is not a Business Day, then the time for the next occurrence or happening of said event shall be extended to the next day which is a Business Day.
10.5 Severability. Should any provision of the Plan be determined to be unenforceable after the Effective Date such determination shall in no way limit or affect the enforceability and operative effect of any and all of the other provisions of the Plan.
10.6 Modification. The Debtor may alter, amend or modify this Plan under Section 1127 of the Bankruptcy Code or as otherwise permitted by applicable law at any time prior to the Confirmation Date. After the Confirmation Date and prior to the substantial consummation of this Plan, any party in interest in the Bankruptcy Case may, so long as the treatment of holders of Claims or Interests under this Plan are not materially adversely affected, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in this Plan, the Disclosure Statement or the Confirmation Order, and any other matters as may be necessary to carry out the purposes and intents of this Plan; provided, however, prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.
10.7 Revocation. The Debtor reserves the right to revoke and withdraw this Plan prior to the entry of the Confirmation Order. If the Debtor revokes or withdraws the Plan, the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtor, any other Person, or to prejudice in any manner the rights of such parties in any further proceedings involving the Debtor.
10.8 Plan Controls. In the event and to the extent that any provision of the Plan is inconsistent with the provisions of the Disclosure Statement, or any other agreement to be executed by any Person pursuant to the Plan, the provisions of the Plan shall control and take precedence. In the event of any inconsistency between any provision of any of the foregoing documents, and any provision of the Confirmation Order, the Confirmation Order shall control and take precedence.
10.9 Statutory Fees. The Debtor, or the Plan Administrator on behalf of the Debtor, shall pay all fees payable pursuant to 28 U.S.C. § 1930.
10.10 Dissolution of the Creditors’ Committee and Equity Committee. On the Effective Date, the Creditors’ Committee and the Equity Committee shall be dissolved and their members shall be deemed released of any continuing duties, responsibilities and obligations in connection with this Bankruptcy Case or the Plan and its implementation, and the retention and employment of the Creditors’ Committee’s and Equity Committee’s attorneys, accountants and other agents shall terminate, except with respect to: (i) the Final Fee Hearing; or (ii) any appeals of the Confirmation Order through the date such appeals are finally decided, settled, withdrawn or otherwise resolved.
10.11 Claims Agent. KCC, in its capacity as claims, noticing and balloting agent shall be relieved of such duties on the date of the entry of the Final Decree or upon written notice by the Debtor.

10.12 Dissolution of Post-Effective Date Debtor. As soon as practicable after the Plan Administrator liquidates or otherwise disposes of the Estate Assets and makes the Final Distribution, the Plan Administrator shall, at the expense of the Estate: (i) provide for the retention of books and records delivered to or created by the Plan Administrator until the time that such books and records are no longer required to be retained under applicable law, and file a certificate with the Bankruptcy Court stating the location at which such books and records are being stored; (ii) file a certificate with the Bankruptcy Court stating that the Plan Administrator has liquidated or otherwise disposed of the Estate Assets and made a Final Distribution under this Plan; (iii) file any necessary paperwork with the Office of the Secretary of State for the State of Delaware to effectuate the dissolution of the Post-Effective Date Debtor in accordance with applicable law; and (iv) resign as the sole officer and director of the Post-Effective Date Debtor.
10.13 Effectuating Documents. The officer(s) and director(s) of the Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such other actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan.
10.14 Operating Reports and U.S. Trustee Fees. Post-confirmation, the Plan Administrator shall continue to file such operating reports as are required by the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, and shall continue paying such U.S. Trustee fees as are owed, until such time as the Bankruptcy Case is closed.
10.15 No Effect on the MEIP. Nothing in this Plan or the Confirmation Order shall affect, or be deemed to affect, the terms of the MEIP, and the Post-Effective Date Debtor or the Liquidating Trust, as the case may be, shall be deemed to have explicitly assumed the Debtor’s obligations under the MEIP.
10.16 Final Decree. Subsequent to the Final Distribution, the Plan Administrator shall cause to be Filed a certification of counsel requesting the entry of the Final Decree.
10.17 Post-Confirmation Notice. Pursuant to Bankruptcy Rule 2002 and any applicable Local Rule, notice of all post-Confirmation matters for which notice is required to be given shall be deemed sufficient if served upon counsel for the U.S. Trustee’s office, counsel to the Debtor, counsel for the Plan Administrator, and all persons on the Bankruptcy Rule 2002 service list. With the exception of the Debtor and the U.S. Trustee, any Person desiring to remain on the Debtor’s Bankruptcy Rule 2002 service list shall be required to file a request for continued service and to serve such request upon counsel to the Plan Administrator within thirty (30) days subsequent to the Effective Date. Persons shall be notified of such continued notice requirements in the notice of entry of the Confirmation Order. Persons who do not file a request for continued service shall be removed from the Debtor’s Bankruptcy Rule 2002 service list.
10.18 Section 1146 Exemption. Pursuant to Section 1146 of the Bankruptcy Code, the issuance, transfer or exchange of any security, or the execution, delivery or recording of an instrument of transfer on or after the Confirmation Date shall be deemed to be made pursuant to and under this Plan, including, without limitation, any such acts by the Debtor, if on the Effective Date, and the Plan Administrator, if after the Effective Date, and shall not be taxed under any law imposing a stamp tax, transfer tax or similar tax or fee. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order and the Plan, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

ARTICLE XI
FINAL FEE HEARING
11.1 The Professional Fee Claim Bar Date. Any and all applications for the final allowance of Professional Fee Claims shall be Filed and served upon counsel to the Debtor, counsel to the Creditors’ Committee, counsel to the Equity Committee, the United States Trustee, and all parties entitled to notice pursuant to Bankruptcy Rule 2002 within forty-five (45) days of the Effective Date.
11.2 Final Fee Hearing. A hearing on final allowance of Professional Fee Claims shall be held as soon as practicable after the Professional Fee Claim Bar Date. The Debtor’s counsel shall File a notice of the Final Fee Hearing. Such notice shall be served upon counsel for the Creditors’ Committee, counsel to the Equity Committee, all Professionals, the United States Trustee and all parties entitled to notice pursuant to Bankruptcy Rule 2002.
ARTICLE XII
REQUEST FOR CONFIRMATION
12.1 Request for Confirmation. The Debtor requests confirmation of this Plan in accordance with Section 1129(a) and/or Section 1129(b) of the Bankruptcy Code.

MIDDLEBROOK PHARMACEUTICALS, INC.
By:	/s/ Brad Cole
Brad Cole
Senior Vice President, General Counsel and Secretary

YOUNG CONAWAY STARGATT & TAYLOR, LLP
Joel A. Waite (No. 2925)
Kenneth J. Enos (No. 4544)
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, Delaware 19801-0391
Telephone: (302) 571-6600
Facsimile: (302) 571-1253
-and-
Matthew W. Levin
David A. Wender
Sage M. Sigler
ALSTON & BIRD LLP
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Telephone: (404) 881-7000
Facsimile: (404) 881-7777
Attorneys for the Debtor